EXHIBIT 99

                         AGREEMENT RELATING TO FILING OF
                           JOINT STATEMENT PURSUANT TO
                             RULE 13d-1(k) UNDER THE
                             SECURITIES ACT OF 1934

     The undersigned agree that the Statement on Schedule 13G to which this Agreement is attached is filed on behalf of each of them. Date: February 12, 2003

NEWSOUTH BANCORP, INC.
EMPLOYEE STOCK OWNERSHIP PLAN TRUST

By Its Trustees:

/s/ Linley H. Gibbs, Jr.                                       February 12, 2003
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Linley H. Gibbs, Jr.,  as Trustee                              Date


/s/ Frederick N. Holscher                                      February 12, 2003
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Frederick N. Holscher, as Trustee                              Date


/s/ Frederick H. Howdy                                         February 12, 2003
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Frederick H. Howdy, as Trustee                                 Date


/s/ Linley H. Gibbs, Jr.                                       February 12, 2003
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Linley H. Gibbs, Jr., as an Individual Stockholder             Date

/s/ Frederick N. Holscher                                      February 12, 2003
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Frederick N. Holscher, as an Individual Stockholder            Date

/s/ Frederick H. Howdy                                         February 12, 2003
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Frederick H. Howdy, as an Individual Stockholder               Date